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                                                                   EXHIBIT 1.1

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                              SOLICITATION OF VOTES
                           SOLICITING AGENT AGREEMENT

October ___, 1997

Income Network Company
4100 Newport Place, Suite 400
Newport Beach, California 92660

Gentlemen and Ladies:

         Performance Asset Management Fund, Ltd., A California Limited Partnership; Performance Asset Management Fund II, Ltd., A California Limited Partnership; Performance Asset Management Fund III, Ltd., A California Limited Partnership; Performance Asset Management Fund IV, Ltd., A California Limited Partnership; Performance Asset Management Fund V, Ltd., A California Limited Partnership ("Partnerships"), and Performance Capital Management, Inc., a California corporation ("PCM") are participating in a transaction whereby, upon the satisfaction of certain conditions, each of the Partnerships and PCM will merge with and into Performance Asset Management Company, a Delaware corporation ("Company"). In connection with the Merger (as defined below) the Company is offering up to approximately _______________ shares of its Common Stock, $.01 par value per share ("Shares") in exchange for the assets of the Partnerships and PCM.

         The limited partners of the Partnerships are referred to herein as the "Limited Partners." The solicitation of votes with respect to the Merger is referred to herein as the "Solicitation." Capitalized terms used herein, not otherwise defined, shall have the meanings given them in the Joint Consent Statement/Prospectus (as defined below).

         The above-described transaction shall take place on the terms and subject to the conditions set forth in the Merger Agreement and Plan of Reorganization between the Company, PCM and the Partnerships dated ________________. ("Merger Agreement"). The Solicitation will be made by means of the Joint Consent Statement/Prospectus.

         The Company proposes to retain you as soliciting agent ("Soliciting Agent") for the purpose of soliciting votes of the Limited Partners for the approval of the Merger. If votes approving the Merger are received from the (a) Limited Partners holding greater than 75% of the interests of each Partnership ("Units"); (b) shareholders holding a majority in interest of the no par voting common stock of PCM; (c) shareholders holding



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a majority in interest of the $.001 par value common stock of the Company; and
(d) the conditions to the Merger as specified in the Merger Agreement are satisfied, the Partnerships, PCM and the Company will close and consummate the Merger.

         The Company hereby confirms its agreement with you as follows:

         1. REGISTRATION STATEMENT AND JOINT CONSENT STATEMENT/PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act"), a Registration Statement on Form S-4 (No. ______________), including a Joint Consent Statement/Prospectus with respect to the Shares (which Registration Statement, at the time it is declared effective, is referred to herein as the "Registration Statement"). As used in this Agreement, the term "Joint Consent Statement/Prospectus" means the Joint Consent Statement/Prospectus for the Shares and the solicitation of votes included in the Registration Statement; provided, however, that if the Company subsequently files any Joint Consent Statement/Prospectus or supplements pursuant to Rule 424(b) under the Securities Act in connection with the Merger, the terms "Joint Consent Statement/Prospectus" and "Supplement" shall also mean the Joint Consent Statement/Prospectus and supplement(s) in the forms so filed.

         2. SOLICITATION. The Company shall, as soon as practicable after the Registration Statement shall have become effective under the Securities Act, commence the Solicitation by mailing copies of the Solicitation Materials (as defined below) to the record and beneficial owners of the Units (the time of commencement of such mailing being referred to herein as the "Time of Mailing"). The materials to be distributed to the beneficial owners and record holders will consist of a Letter of Transmittal and Consent Form and will be accompanied by the Joint Consent Statement/Prospectus. Such documents, any other documents relating to the Solicitation distributed by or on behalf of the Company to the Limited Partners or to the Soliciting Agent for distribution to the Limited Partners and any public announcements or advertisements relating to the Solicitation, are referred to herein collectively as the "Solicitation Materials." The Registration Statement and the Solicitation Materials are collectively referred to herein as the "Offering Materials." The Solicitation shall expire upon the earlier of the termination of this Agreement in accordance with its terms, the Closing Date (as hereinafter defined) or March 31, 1998. As used in this Agreement, the term "Expiration Date" shall refer to the date that the Solicitation expires.

         3. AGREEMENT TO ACT AS SOLICITING AGENT. The Company hereby appoints you to act as Soliciting Agent and authorizes you and, on the basis of the agreements, representations and warranties herein contained, you agree to act as such in



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 connection with the Merger. The Company authorizes you to solicit consents during the period from the date hereof to the Expiration Date. You are authorized to use only the Solicitation Materials.

         4. INDEPENDENT CONTRACTOR. You will act hereunder as an independent contractor, and nothing herein will constitute you as an agent of the Company in connection with the Solicitation; provided, however, that the Company hereby authorizes you to act as its agent in making the Solicitation on its behalf to residents of any state or non-federal jurisdiction of the United States in which you are registered or licensed as a broker-dealer and as to which such registration or licensing is necessary to comply with Blue Sky Laws (defined below). Nothing contained in this Agreement will constitute you as a partner of, or a joint venturer or member of a syndicate or group with, the Company in connection with the Solicitation.

         5. LIMITATIONS ON AUTHORITY. You are not authorized by the Company to give any information or make any representations in connection with the Solicitation, other than those contained in the Joint Consent Statement/Prospectus and the Solicitation Materials. You agree not to publish, circulate or otherwise use any other advertisement or solicitation material without the prior written approval of the Company and counsel to the Company.

         6. COMPENSATION AND EXPENSES. You shall be entitled to receive a fee from the Company equal to 2% of the aggregate Exchange Value of Units held by Limited Partners who return a completed Letter of Transmittal, whether the Limited Partner votes for or against the Merger Proposal. Regardless of whether or not the Merger is consummated, the Partnerships and the Company will reimburse you as Soliciting Agent for all reasonable out-of-pocket expenses (including advertising expenses, the reasonable fees and expenses of counsel, printing and traveling expenses and postage, telegraph and telephone charges) incurred in connection with the Solicitation pursuant to the terms of the Merger Agreement. If the Merger is not consummated for any reason, the Partnerships and the Company will make such reimbursement as soon as practicable after the Expiration Date pursuant to the terms of the Merger Agreement. You agree that each of the Partnerships and the Company shall be liable to reimburse you pursuant to this Section 6 only on the proportionate basis set forth in the Merger Agreement. The obligations of the Partnerships and the Company pursuant to this Section 6 and Section 8(d) hereof shall be joint but not several.

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SOLICITING AGENT. You represent and warrant to, and covenant with, the Company as follows:

         A. You are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").




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         B. You will solicit Limited Partners' consents only in the states and
U.S. territories in which the Company believes, as described in the Blue Sky memorandum, that such a solicitation can legally be made and in which you are qualified to so act and such solicitation shall be made subject to any conditions set forth in the Blue Sky memorandum.

         C. Solicitation and other activities by you will be undertaken only in compliance with the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), all applicable rules and regulations of the NASD, including, but not limited to, the Rules of Fair Practice, all applicable Blue Sky laws, all other applicable laws, rules and regulations and the provisions of this Agreement.

         D. You agree to comply, to the extent applicable, with the provisions of Rule 15c2-8 under the Exchange Act.

         8. COVENANTS OF THE COMPANY. The Company covenants and agrees with you that:

         A. The Company will notify you promptly of any proposed extension, modification, withdrawal or termination of the Solicitation.

         B. The Company will, when and as requested by you, use its best efforts necessary to permit or qualify the Solicitation under the securities laws of each jurisdiction in which Limited Partners reside ("Blue Sky Laws") and to maintain the right to participate in the Solicitation in such jurisdictions beginning with the Time of Mailing. The Company will also arrange for the preparation of a Blue Sky memorandum indicating under what circumstances the Solicitation may be made pursuant to the Blue Sky Laws. The Blue Sky memorandum shall not constitute Solicitation Materials as that term is used herein.

         C. The Company will furnish or will cause to be furnished to you without charge copies of the Offering Materials and all amendments of and supplements thereto, in each case as soon as available and in such quantities as you shall reasonably request.

         D. In addition to the payments provided for in Section 6 above, and except as described in the Joint Consent Statement/Prospectus or in this Agreement as being paid by persons other than the Partnerships or the Company, the Partnerships and the Company will pay all expenses of the Merger, pursuant to the terms of the Merger



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Agreement, including, but not limited to, expenses incurred in connection with the following:

         (1) the preparation, printing and filing of the Registration Statement, the Offering Materials, the certificates representing the Shares and any amendments of or supplements to any such documents;

         (2) the printing and furnishing of such documents transmitting the Solicitation Materials to the Limited Partners (including costs of mailing, personalizing and shipment);

         (3) the initial and continuing registration or qualification of the Solicitation under the Blue Sky Laws as required herein, including the reasonable fees and expenses of counsel, and all filing fees in connection therewith;

         (4) any filing with the NASD;

         (5) the advertisements authorized by you and the Company and printed in connection with the Merger; and

         (6) the reasonable fees and disbursements of counsel and accountants for the Partnerships and the Company.

         9. INDEMNIFICATION. A. The Soliciting Agent shall indemnify, defend and hold harmless the Company, the Partnerships and PCM, and each of them, and each of their affiliates and their officers, directors, partners, accountants, attorneys, employees and agents and each person, if any, who controls such entities within the meaning of the Securities Act, and any similar provisions of any applicable state securities law ("Indemnified Parties"), against all losses, claims, damages, liabilities and expenses, including reasonable legal and other expenses in investigating or defending any such losses, claims, damages, liabilities or expenses, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act, the Exchange Act, or any state securities act (collectively, "Losses"), arising out of the breach by the Soliciting Agent of any of the terms and conditions of this Agreement.

         B. If any action is brought against any Indemnified Party in respect of which indemnity may be sought from the Soliciting Agent pursuant to the provisions of this Agreement, such Indemnified Party shall promptly notify the Soliciting Agent of such action in writing and the Soliciting Agent shall assume the defense thereof, including the



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employment of counsel and the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Soliciting Agent in writing,
(ii) the Soliciting Agent has failed to assume such defense and so employ counsel, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Soliciting Agent and such Indemnified Party, and the Company or such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Soliciting Agent.

         C. The Company shall indemnify, defend and hold harmless the Soliciting Agent and its affiliates and their officers, directors, partners, attorneys, accountants, employees and agents and each person, if any, who controls the Soliciting Agent within the meaning of the Securities Act, and any similar provisions of any applicable state securities law, against any and all Losses arising out of or based upon the breach by the Company of any of the terms and conditions of this Agreement or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, in any application prepared or approved by the Company and filed with any state regulatory agencies in order to register or qualify the Shares under the securities laws thereof, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as such Losses arise out of or are based upon any such untrue statement or omission or allegation thereof made in reliance upon and in conformity with information relating to the Soliciting Agent furnished by the Soliciting Agent expressly for use in connection therewith.

         D. If any action shall be brought against the Soliciting Agent or any other person in respect of which indemnity may be sought from the Company pursuant to the provisions of this Agreement, the Soliciting Agent or such other person shall promptly notify the Company of such action in writing and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The Soliciting Agent or such other person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Soliciting Agent's or such other person's expense unless (i) the employment therewith has been specifically authorized by the Company in writing, (ii) the Company has failed to assume such defense and so employ counsel, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Soliciting Agent or such other person and the Company, and the Soliciting Agent or such other person shall have been advised by counsel that there may be one or more legal



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defenses available to it which are different from or in addition to those available to the Company.

         10. EFFECTIVE DATE AND TERMINATION OF AGREEMENT. A. This Agreement shall become effective at 9:00 A.M., Pacific Time, on the first full business day following the date hereof. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to you, or by you by giving notice as hereinafter provided to the Company, except that the provisions of Sections 6, 8 and 9 hereof shall at all times be effective. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or you, except that the provisions of Sections 6, 8 and 9 hereof shall at all times be effective.

         B. The Company shall have the right to terminate this Agreement by giving written notice at any time at or prior to the Closing Date, if any event shall occur or any matter shall be brought to its attention that, in its judgment, materially affects, whether adversely or otherwise, the Company or the Merger or if any of the conditions to the Merger as set forth in the Joint Consent Statement/Prospectus or the Merger Agreement are not satisfied. Any such termination shall be without liability on the part of the Company or you, except that the provisions of Sections 6, 8 and 9 hereof shall at all times be effective. If the Company elects to terminate this Agreement pursuant to this section, it shall notify you promptly by telephone, facsimile machine or telegraph, confirmed promptly by letter.

         11. CLOSING; MERGER AND DELIVERY OF THE SHARES. Subject to satisfaction of the conditions set forth in the Joint Consent Statement/Prospectus and the Merger Agreement, the closing of the Merger shall take place at the offices of the Company at 10:00 a.m. on a date not later than March 31, 1998, such date being herein referred to as the "Closing Date." On or before the Closing Date, the Company shall cause to be delivered a sufficient number of duly executed and authenticated certificates representing and evidencing the Shares with instructions for the registrar and transfer agent to distribute them to the respective persons entitled thereto as soon as practicable.

         12. NOTICES. Any notice or demand required or permitted to be given or made to or upon any party pursuant hereto shall be deemed to have been duly given or made for all purposes (a) if in writing and delivered by hand or sent by certified or registered mail, postage prepaid, return receipt requested, or
(b) if given by telephone or sent by telegram, facsimile machine, telex or other electronic means and followed by a written copy delivered or sent in the manner provided in clause (a), to such party at the following address:




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         To the Company:         Performance Asset Management Company
                                 4100 Newport Place, Suite 400
                                 Newport Beach, California 92660
                                 Telecopier:  714.752.3535

         To you:                 Income Network Company
                                 4100 Newport Place, Suite 400
                                 Newport Beach, California 92660
                                 Telecopier:  714.752.3535

or to such other address as any party hereto may, at any time, or from time to time, direct by notice given to the other parties in accordance with this
Section 12. The date of giving or making of any such notice or demand shall be the earlier of the date of actual receipt or three (3) business days after such notice or demand is sent, or, if given or sent in accordance with clause (b), the earlier of the date of actual receipt of such notice or demand or the business day next following the day such notice of demand is actually transmitted.

         13. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective representations, warranties, covenants and agreements made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of you, or the Company, or any controlling person of any of the foregoing. The obligations of the parties hereto under Sections 6, 8 and 9 hereof will survive termination of this Agreement.

         14. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflicts of law.

         15. SAVINGS CLAUSE. In the event any provision of this Agreement is determined to be unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.



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         If the foregoing terms correctly set forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter. Thereupon, this letter shall constitute our agreement on the subject matter herein.

Very truly yours,

PERFORMANCE ASSET MANAGEMENT COMPANY,
a Delaware corporation



By: _________________________________

Confirmed and Agreed to:

INCOME NETWORK COMPANY,
a California corporation


By: _________________________________




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